Exhibit 5.2

May 13, 2024

Chenghe Acquisition II Co.

38 Beach Road #29-11

South Beach Tower

Singapore 189767

Re:	Registration of Securities of Chenghe Acquisition II Co.

Ladies and Gentlemen:

We have acted as special counsel to Chenghe Acquisition II Co., a Cayman Islands exempted company (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of the offer and sale by the Company of up to 8,625,000 units (the “Units”), each Unit consisting of one Class A ordinary share of the Company (“Ordinary Share”), par value $0.0001 per share and one-half of one redeemable warrant to purchase Ordinary Share (“Warrants”). The Units together with the underlying Ordinary Shares (the “Underlying Shares”), and the Warrants are collectively referred to herein as the “Securities.” The Securities are being offered and sold pursuant to the Registration Statement on Form S-1 (File No. 333-[              ]) (as amended, the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) on [               ], 2024. The term “Securities” shall include any additional Units, Underlying Shares and Warrants registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus contained therein, other than as expressly stated herein with respect to the issuance and sale of the Shares.

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents we considered appropriate, including among other things:

(a)	the Registration Statement;

(b)	the form of Underwriting Agreement proposed to be entered into by and between the Company and Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, as representative of the several underwriters named therein (the “Underwriters”), filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(c)	the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement;

(d)	the form of Ordinary Share certificate, filed as Exhibit 4.2 to the Registration Statement;

(e)	the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement;

(f)	the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement; and

(g)	the resolutions, or actions by written consent, of the board of directors of the Company, or any committee thereof, with the registration of the Securities and related matters.

In rendering the opinions below, we examined originals or copies of those corporate and other records and documents we considered appropriate. We assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We also assumed:

(a)	the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Units, the Warrants and the Warrant Agreement;

(b)	the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Units, the Warrants and the Warrant Agreement;

(c)	neither the execution and delivery by the Company of the Units, the Warrants or the Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units: (i) conflicts or will conflict with the Amended and Restated Memorandum and Articles of Association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the laws of the State of New York); and

(d)	neither the execution and delivery by the Company of the Units, the Warrants or the Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

To the extent the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties.

We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

Based on this examination, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, and (ii) the Units have been issued by the Company against payment therefor in the circumstances contemplated by the Underwriting Agreement, each Unit and Warrant will constitute the legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

We are opining herein as to the present law of the State of New York. The law covered in our opinion as to the enforceability of the Units and the Warrants is limited to the present law of the State of New York. We express no opinion herein as to any other laws, statutes, regulations or ordinances of any other jurisdiction.

We hereby consent to your filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers

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